Exhibit 10.xvi

SUPPLEMENTAL BENEFIT PLAN
FOR EMPLOYEES OF
THE BOEING COMPANY
AS AMENDED AND RESTATED ON OCTOBER 30, 2016
EFFECTIVE JANUARY 1, 2016

TABLE OF CONTENTS
Article I Introduction		1
Article II Definitions		2
2.1	Account	2
2.2	Affiliate or Subsidiary	2
2.3	Authorized Period of Absence	2
2.4	Base Salary	2
2.5	Beneficiary	2
2.6	BCERP	2
2.7	Board of Directors	2
2.8	BSS Plan	2
2.9	Code	2
2.10	Committee	3
2.11	Company	3
2.12	Company Matching Contribution	3
2.13	Compensation	3
2.14	Contribution Credit	3
2.15	DC SERP Benefit	3
2.16	Deferral Contribution	3
2.17	Deferral Election	3
2.18	Deferred Compensation Plan	3
2.19	E-Series Payroll	4
2.20	Earnings Credits	4
2.21	Eligible Employee	4
2.22	Employee	4
2.23	Executive SBP+ Company Contribution	4
2.24	Executive Incentive Pay	4
2.25	FSP	5
2.26	Layoff Period	5
2.27	Participant	5
2.28	Plan	5
2.29	Plan Year	5
2.30	PVP	5
2.31	Restoration Benefit	5
2.32	SBP+ Company Contribution	5
2.33	Separation from Service	5
2.34	SERP	6
2.35	Service	6
2.36	Specified Employee	6
2.37	Unforeseeable Emergency	6
2.38	VIP	6
Article III Restoration Benefit Eligibility and Benefits		7
3.1	Restoration Benefit Eligibility	7
3.2	Restoration Benefit Participation	8
3.3	Deferral Contributions	9
3.4	Company Matching Contributions	9

i

3.5	SBP+ Company Contributions	9
3.6	Vesting	10
3.7	Cancellation of Deferral Election Due to Unforeseeable Emergency	10
Article IV Executive SBP+ Company Contribution Eligibility and Benefits		11
4.1	Executive SBP+ Company Contribution Eligibility	11
4.2	Executive SBP+ Company Contribution Participation	11
4.3	Executive SBP+ Company Contribution Benefits	11
4.4	Executive SBP+ Company Contribution Vesting	11
4.5	Executive SBP+ Company Contribution Forfeiture Rules	12
Article V DC SERP Eligibility and Benefits		14
5.1	DC SERP Eligibility	14
5.2	DC SERP Participation	14
5.3	DC SERP Benefits	14
5.4	DC SERP Vesting	17
5.5	DC SERP Forfeiture Rules	20
Article VI Distributions		22
6.1	Form and Timing of Distribution	22
6.2	Death Benefits	25
6.3	Rehires and Authorized Periods of Absence/Reduced Level of Services	26
Article VII Accounts		29
7.1	Participant Accounts	29
7.2	Earnings Credits	29
7.3	Investment Election Changes and Restrictions	30
7.4	Missing Participants and Improper Credits	31
Article VIII Administration		32
8.1	Plan Administration	32
8.2	Claims Procedure	32
Article IX Amendment and Termination		33
Article X Miscellaneous		34
10.1	No Employment Rights	34
10.2	Anti-Assignment	34
10.3	Unfunded Status of Plan	34
10.4	Delays in Payment	34
10.5	Involuntary Inclusion in Income	34
10.6	Compliance with Code Section 409A	34
10.7	Construction	35
10.8	Legal Action	35
APPENDIX A Plan Provisions Prior To January 1, 1999		A-1
A1.1	Eligibility and Benefits for FSP Participants	A-1
APPENDIX B List of Excluded Entities		B-1

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ARTICLE I
Introduction

The Supplemental Benefit Plan for Employees of The Boeing Company (Plan) was originally established effective January 1, 1978, by The Boeing Company. The Plan was amended and restated effective January 1, 2008, to comply with section 409A of the Internal Revenue Code of 1986, as amended (Code). The Plan was subsequently amended and restated as of January 1, 2009, for the purpose of expanding the Restoration Benefit, and for the purpose of adding an Executive SBP+ Company Contribution and a DC SERP benefit. The Plan is again being amended and restated on October [ ], effective as of January 1, 2016, for the purpose of making clarifying changes to the Plan, eliminating certain provisions that are no longer applicable, and adding a new Appendix B to the Plan to list the entities whose employees are excluded from Plan participation.
The Plan provides three separate benefits:

(i)
the Restoration Benefit, the purpose of which is to restore the benefits of certain employees under The Boeing Company Voluntary Investment Plan, to the extent that these qualified plan benefits are limited by sections 415 and 401(a)(17) of the Code;

(ii)
the Executive SBP+ Company Contribution, the purpose of which is to provide an additional contribution to this Plan, equal to a percentage of the annual incentive plan payments for a select group of management or highly compensated employees, in lieu of a portion of the VIP+ Company Contribution under the VIP; and

(iii)
the DC SERP Benefit, the purpose of which is to provide a supplemental retirement benefit for a select group of management or highly compensated employees at level E-1 through E-3 who are hired or rehired on or after January 1, 2009, and for a select group of management and highly compensated employees who were hired or rehired before January 1, 2009.

For periods prior to January 1, 1999, the Plan also restored participants’ benefits under The Boeing Company Employee Retirement Plan and The Boeing Company Employee Financial Security Plan, to the extent these benefits were limited by sections 415 and 401(a)(17) of the Code. For the period January 1, 1987 through May 31, 1987, the Plan also restored benefits reduced by the limitation on elective deferrals imposed by section 402(g)(1) of the Code.
It is intended that the Plan shall be an excess benefit plan as defined in section 3(36) of the Employee Retirement Income Security Act of 1974, as amended (ERISA), to the extent benefits are paid in excess of the limits imposed by section 415 of the Code. To the extent any part of the Plan is not an excess benefit plan, it is intended that the Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

ARTICLE II
Definitions
2.1    Account
“Account” means the recordkeeping account established for each Participant in the Plan, for purposes of accounting for Restoration Benefits (Deferral Contributions, Company Matching Contributions, and SBP+ Company Contributions), Executive SBP+ Company Contributions, DC SERP Benefits, and the Earnings Credits thereon.
2.2    Affiliate or Subsidiary
“Affiliate or Subsidiary” means a member of a controlled group of corporations (as defined in Code section 1563(a), determined without regard to Code sections 1563(a)(4) and (e)(3)(c)), a group of trades or businesses (whether incorporated or not) which are under common control within the meaning of Code section 414(c), or an affiliated service group (as defined in Code sections 414(m) or 414(o)) of which The Boeing Company is a part.
2.3    Authorized Period of Absence
“Authorized Period of Absence” means a leave of absence approved by the Company.
2.4    Base Salary
“Base Salary” means an Employee’s annual base rate of pay from the Company.
2.5    Beneficiary
“Beneficiary” means the person or persons designated by a Participant under the VIP to receive any benefit payable from the VIP upon the death of the Participant. If no designation is filed under the VIP, or if the designated beneficiary does not survive the Participant, the default beneficiary rules stated in the VIP will apply.
2.6    BCERP
“BCERP” means The Boeing Company Employee Retirement Plan, as amended.
2.7    Board of Directors
“Board of Directors” means the board of directors of The Boeing Company.
2.8    BSS Plan
“BSS Plan” means the BSS Retirement Plan, as amended.
2.9    Code
“Code” means the Internal Revenue Code of 1986, as amended.

2.10    Committee
“Committee” means the Employee Benefit Plans Committee of The Boeing Company.
2.11    Company
“Company” means The Boeing Company, its successors in interest, and its Affiliates and Subsidiaries.
2.12    Company Matching Contribution
“Company Matching Contribution” means the amount credited to a Participant’s Account under Section 3.4.
2.13    Compensation
“Compensation” means a Participant’s Compensation as defined under the VIP, but determined without regard to the limitation on Compensation under Code section 401(a)(17). In no event will Compensation include payments under any incentive compensation plan, without regard to whether they are included in compensation under the VIP.
2.14    Contribution Credit
“Contribution Credit” means the applicable percentage used to compute an eligible Participant’s DC SERP Benefit under Article V.
2.15    DC SERP Benefit
“DC SERP Benefit” means the benefit provided under Article V, and Earnings Credits thereon.
2.16    Deferral Contribution
“Deferral Contribution” means the portion of a Participant’s Compensation, if any, that he or she elects to defer on a pre-tax basis under this Plan in accordance with Section 3.3.
2.17    Deferral Election
“Deferral Election” means the election made by an Eligible Employee to defer a portion of his or her Compensation in accordance with Section 3.2.
2.18    Deferred Compensation Plan
“Deferred Compensation Plan” means the Deferred Compensation Plan for Employees of The Boeing Company, as amended.

2.19    E-Series Payroll
“E-Series Payroll” means the executive designation of level E1 to E5 at the Company.
2.20    Earnings Credits
“Earnings Credits” means the adjustment to a Participant’s Account under Section 7.2.
2.21    Eligible Employee
“Eligible Employee” means, with respect to any Plan Year, an Employee who has satisfied the requirements of one or more of the following: Section 3.1 with regard to the Restoration Benefit, Section 4.1 with regard to the Executive SBP+ Company Contribution, or Section 5.1 with regard to the DC SERP Benefit. Notwithstanding the foregoing, an Employee shall not be considered an Eligible Employee hereunder if the Committee has excluded his or her employer from participation in the Plan. A list of excluded entities, as updated from time to time by the Committee, is attached hereto as Appendix B.
2.22    Employee
“Employee” means any person who is employed by any member of the Company and designated as a common law employee on such member’s payroll.
2.23    Executive SBP+ Company Contribution
“Executive SBP+ Company Contribution” means the benefit provided under Article IV.
2.24    Executive Incentive Pay
“Executive Incentive Pay” means the amount awarded to the Participant under The Boeing Company Elected Officer Annual Incentive Plan or the Incentive Compensation Plan for Employees of The Boeing Company and Subsidiaries, or an award made in lieu of awards under either of the foregoing plans.
Executive Incentive Pay deferred by the Participant under the Deferred Compensation Plan will be deemed to have been paid as if those amounts had not been deferred, for purposes of this Plan.
Executive Incentive Pay that is paid after a Participant’s termination of employment from the Company is not counted for purposes of the Executive SBP+ Company Contribution benefit described in Article IV. Executive Incentive Pay that is paid after a Participant’s termination of employment from the Company and before such Participant receives his or her final regular paycheck is counted for purposes of the DC SERP benefit described in Article V.

2.25    FSP
“FSP” means The Boeing Company Employee Financial Security Plan, as amended.
2.26    Layoff Period
“Layoff Period” means the period beginning on the date a Participant is laid off from employment with the Company and ending on the sixth anniversary of such layoff.
2.27    Participant
“Participant” means an Eligible Employee who has elected to defer Compensation or receive SBP+ Company Contributions under the Plan in accordance with Article III, who is eligible to receive an Executive SBP+ Company Contribution under Article IV, who is eligible to accrue benefits under the DC SERP under Article V, or for purposes of Articles VI through X, an Employee or former Employee who has amounts credited to his or her Account.
2.28    Plan
“Plan” means this Supplemental Benefit Plan for Employees of The Boeing Company as herein set forth, together with any amendments that may be adopted.
2.29    Plan Year
“Plan Year” means the calendar year.
2.30    PVP
“PVP” means The Pension Value Plan for Employees of The Boeing Company, as amended.
2.31    Restoration Benefit
“Restoration Benefit” means the benefit provided under Article III, comprised of Deferral Contributions, Company Matching Contributions and SBP+ Company Contributions, as applicable, and Earnings Credits thereon.
2.32    SBP+ Company Contribution
“SBP+ Company Contribution” means the benefit provided under Section 3.5.
2.33    Separation from Service
“Separation from Service” or “Separates from Service” means an Employee’s death, retirement or termination of employment from the Company within the meaning of Code section 409A. For purposes of determining whether a Separation from Service has occurred, Affiliates and Subsidiaries are defined by using the language “at least 80 percent” to define the controlled group under Code section 1563(a) in lieu of the 50 percent default rule stated in Treasury Regulation section 1.409A-1(h)(3).
A Separation from Service is deemed to include a reasonably anticipated permanent reduction in the level of services performed by an Employee, to less than 50 percent of the average level of services performed by the Employee during the immediately preceding 36-month period.
2.34    SERP
“SERP” means the Supplemental Executive Retirement Plan for Employees of The Boeing Company, as amended.
2.35    Service
“Service” means the Participant’s years of service with the Company, determined in the same manner as the service time calculation under the Boeing Service Awards Program procedure, in completed whole years.
2.36    Specified Employee
“Specified Employee” means an Employee who is a “specified employee” within the meaning of Code section 409A. Specified Employee status is determined on the last day of the prior Plan Year, to take effect as of April 1 of the Plan Year for a 12-month period. Notwithstanding the foregoing, Specified Employees shall be determined by including the employees whom the Company reasonably determines to be the 75 top-paid officers of the Company rather than the 50 top-paid officers as provided under Code section 416(i)(1)(A), to the extent permitted under Code section 409A.
2.37    Unforeseeable Emergency
“Unforeseeable Emergency” means “unforeseeable emergency” within the meaning of Code section 409A, as determined by the Committee.
2.38    VIP
“VIP” means The Boeing Company Voluntary Investment Plan, as amended.

ARTICLE III
Restoration Benefit
Eligibility and Benefits
3.1    Restoration Benefit Eligibility
An Employee is eligible to participate in the Restoration Benefit program for a Plan Year for so long as he or she satisfies each of the conditions described in (A)-(C) below:

(A)	The Employee is eligible to participate in the VIP during such Plan Year.

(B)
The Employee is, during the Plan Year, a salaried Employee of the Company who either is (i) not represented by a collective bargaining agent or (ii) represented by a collective bargaining agent where the terms of the collective bargaining agreement covering such Employee specifically provide for coverage under the Plan.

(C)	As of October 1st of the prior Plan Year, the Employee’s Base Salary for the prior Plan Year equaled or exceeded the amount calculated as follows (rounded down to the nearest $1,000 increment):
The dollar limit imposed by section 415(c) of the Code for the prior Plan Year, divided by the percentage equal to the sum of (i), (ii), and (iii), as applicable.

(i)
The maximum percentage that an Employee can elect to contribute on a pre-tax, after-tax and/or Roth basis under the VIP, for the prior Plan Year (or such other rate approved by the Committee by October 1st to take effect under the VIP as of the following January).

(ii)
The maximum percentage that an Employee can receive as an Employer Matching Contribution under the VIP, for the prior Plan Year (or such other rate approved by the Committee by October 1st to take effect under the VIP as of the following January).

(iii)
The maximum percentage that the Employee can receive as a VIP+ Company Contribution under the VIP, for the prior Plan Year (or such other rate approved by the Committee by October 1st to take effect under the VIP as of the following January), based on the Employee’s anticipated age at the end of the Plan Year of participation.

In addition, in order for an Employee to be eligible to make a Deferral Election or SBP+ Company Contribution Election (as further described in Section 3.2) for a Plan Year, the Employee must also satisfy the requirements of clauses (A) and (B) as of October 1st of the prior plan year.

3.2    Restoration Benefit Participation
An Eligible Employee will become a Participant in the Restoration Benefit program when he or she elects to defer Compensation for a Plan Year, by executing and delivering a timely Deferral Election in accordance with subsections (A)-(C) below. Deferral Contributions and Company Matching Contributions are described in Sections 3.3 and 3.4 below.
An Eligible Employee who receives a VIP+ Company Contribution under the VIP will also, to the extent eligible, become a Participant in the Restoration Benefit program when he or she elects to receive an SBP+ Company Contribution for a Plan Year, by executing and delivering a timely SBP+ Company Contribution Election in accordance with subsections (A)-(C) below. SBP+ Company Contributions are described in section 3.5 below.

(A)	Elections
A Participant’s Deferral Election or SBP+ Company Contribution Election must be executed and delivered to the Company in accordance with rules established by the Committee.

(B)	Timing of Elections
In general, the Deferral Election or SBP+ Company Contribution Election must be filed during the election period established by the Committee.
This election will become irrevocable as of the end of the election period, but in no event later than December 31 of the Plan Year in which the election is made. Each election will apply solely to the Compensation payable in the succeeding Plan Year, but only for so long as the individual satisfies the requirements of Sections 3.1(A) and (B) during such Plan Year.
Participants must execute a new Deferral Election to defer Compensation payable in each succeeding Plan Year. Participants must execute a new SBP+ Company Contribution Election to receive an SBP+ Company Contribution payable in each succeeding Plan Year.
Elections generally may not be modified during the Plan Year. Likewise, an Employee eligible for any portion of the Restoration Benefit provided under this Article III remains subject to restrictions on mid-year contribution election changes under the VIP, in accordance with the terms of the VIP.
See Section 3.7 for a limited exception to the general rule on the irrevocability of Deferral Elections, in the event of Unforeseeable Emergency.

(C)	No Mid-Year Elections
An Employee who becomes an Eligible Employee during a Plan Year (as a new hire, rehire or due to raise or promotion) will not be eligible to make Deferral Contributions or to receive SBP+ Company Contributions under the Restoration Benefit program during such Plan Year.
3.3    Deferral Contributions
An Eligible Employee may elect to defer a percentage of his or her Compensation otherwise payable by the Company for a Plan Year by executing and delivering a Deferral Election, as described in Section 3.2 above. This percentage is limited to the maximum percentage described in Section 3.1(C)(i), as applicable to the Eligible Employee.
Deferral Contributions will be made from the Participant’s Compensation only to the extent that either: (i) Compensation for the applicable Plan Year exceeds the limitation under Code section 401(a)(17), as indexed, or (ii) the Participant’s annual additions under the VIP for the applicable Plan Year reach the dollar limitation of Code section 415(c), as indexed.
Deferral Contributions will be credited to the Participant’s Account on the date the Compensation would otherwise be payable, or as soon thereafter as administratively feasible.
3.4    Company Matching Contributions
A Participant in the Restoration Benefit program who defers Compensation under Section 3.3 will be credited with a Company Matching Contribution from the Company. This Company Matching Contribution will equal a percentage (determined based on the matching contribution formula applicable to the Participant under the VIP for the Plan Year) of the Participant’s Deferral Contributions for the Plan Year, subject to a limit on the Participant’s Compensation from which Deferral Contributions are made under this Restoration Benefit program for the Plan Year. This percentage is limited, however, to the maximum percentage described in Section 3.1(C)(ii), as applicable to the Participant.
Company Matching Contributions will be credited to the Participant’s Account on the date that the underlying Deferral Contribution is credited to the Participant’s Account.
3.5    SBP+ Company Contributions
An Eligible Employee who receives a VIP+ Company Contribution under the VIP may elect to receive an SBP+ Company Contribution for a Plan Year, if eligible, by executing and delivering an SBP+ Company Contribution Election, as described in Section 3.2 above.

An SBP+ Company Contribution will be credited to the Participant’s Account on the date the underlying Compensation is payable, or as soon thereafter as administratively feasible.
An SBP+ Company Contribution will be made by the Company on behalf of an eligible Participant during the Plan Year only to the extent that either: (a) the Participant’s Compensation for such Plan Year exceeds the limitation under Code section 401(a)(17), as indexed, or (b) the Participant’s annual additions under the VIP for such Plan Year reach the dollar limitation of Code section 415(c), as indexed.
The SBP+ Company Contribution for a Plan Year will equal a percentage of the Participant’s Compensation during the applicable pay periods within such Plan Year. This percentage will be equal to the VIP+ Company Contribution percentage for which the Participant is eligible for such pay period under the VIP.
3.6    Vesting
A Participant’s interest in his or her Account attributable to Restoration Benefits generally will be 100% vested at all times.
See Section 7.4 regarding missing participants and improper credits, Section 10.2 regarding anti-assignment, and Section 10.3 regarding the unfunded nature of this Plan.
3.7    Cancellation of Deferral Election Due to Unforeseeable Emergency
Notwithstanding the election procedures described in Section 3.3, a Participant in the Restoration Benefit program will be permitted to cancel an existing Deferral Election with regard to a Plan Year during that Plan Year, if the Participant incurs an Unforeseeable Emergency, as determined by the Committee.
If a Participant has elected and received a distribution due to an Unforeseeable Emergency under Section 6.1(H), the Participant will be deemed to have elected to cancel his or her Deferral Election for the remainder of the applicable Plan Year.

ARTICLE IV
Executive SBP+ Company Contribution
Eligibility and Benefits

4.1    Executive SBP+ Company Contribution Eligibility
An Employee is eligible to receive Executive SBP+ Company Contributions for a Plan Year for so long as he or she satisfies each of the conditions described in (A)-(C) below:

(A)	The Employee is not eligible to accrue benefits under any defined benefit plan maintained by the Company.

(B)	The Employee is eligible to receive a VIP+ Company Contribution under the VIP during the Plan Year.

(C)
The Employee is entitled to payment of Executive Incentive Pay during the Plan Year. Executive Incentive Pay is not counted for this purpose if paid following the Employee’s termination of employment from the Company.

4.2    Executive SBP+ Company Contribution Participation
An Eligible Employee will become a Participant eligible to receive Executive SBP+ Company Contributions on the date the Employee satisfies the eligibility conditions in Section 4.1.
A rehired Employee who previously participated in the Plan will become a Participant again on the date the Employee satisfies the eligibility conditions in Section 4.1 again after rehire.
4.3    Executive SBP+ Company Contribution Benefits
An Executive SBP+ Company Contribution will be credited to the Participant’s Account at the time the Executive Incentive Pay otherwise would be payable, or as soon thereafter as administratively feasible.
The Executive SBP+ Company Contribution for a Plan Year will equal a percentage of the Participant’s Executive Incentive Pay payable during the Plan Year. This percentage will be equal to the VIP+ Company Contribution percentage for which the Participant is eligible at the time the Executive Incentive Pay otherwise would be payable.
4.4    Executive SBP+ Company Contribution Vesting
A Participant’s interest in his or her Account attributable to Executive SBP+ Company Contributions generally will be 100% vested at all times.
See Section 7.4 regarding missing participants and improper credits, Section 10.2 regarding anti-assignment, and Section 10.3 regarding the unfunded nature of this Plan.

4.5    Executive SBP+ Company Contribution Forfeiture Rules
The Committee may determine, in its sole discretion, that a Participant will forfeit any part or all of the portion of his or her Executive SBP+ Company Contribution Benefit that is attributable to Executive SBP+ Company Contributions made on and after January 1, 2017, if any of the following circumstances occur while employed by the Company or within five (5) years after termination of such employment:

(A)
The Participant is convicted of a felony involving theft, fraud, embezzlement, or other similar unlawful acts against the Company or against the Company’s interests. For purposes of this Plan, “other similar unlawful acts against the Company or against the Company’s interests” shall include any other unlawful act (i) committed against the Company, or the interests of the Company, including, but not limited to, a governmental agency or instrumentality which conducts business with the Company, or a customer of the Company, or (ii) affecting the Company or the interests of the Company, in such a manner that is determined to be detrimental to, prejudicial to or in conflict with the Company or the interests of the Company, as determined by the Committee in its sole discretion.

(B)
The Participant, directly or indirectly, engages in any activity, whether individually or as an employee, consultant or otherwise, which the Committee determines, in its sole discretion, to be an activity in which the Participant is “engaging in competition” with any significant aspect of Company business. For purposes of this Plan, “engaging in competition” shall include but is not limited to representing, providing services to, or being an employee of or associated in a business capacity with, any person or entity that is engaged, directly or indirectly, in competition with any Company business or that takes a position adverse to any Company business, regardless of the position or duties the Participant takes, in such a manner that is determined to be detrimental to, prejudicial to or in conflict with the interests of the Company, all as determined by the Committee in its sole discretion.

(C)
The Participant, without the advance approval of The Boeing Company’s Senior Vice President of Human Resources (or successor position thereto), induces or attempts to induce, directly or indirectly, any of the Company’s employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or to breach any contract with the Company, in order to work with or for, or enter into a contract with, the Participant or any third party.

(D)
The Participant disparages or otherwise makes any statements about the Company, its products, or its employees that could be in any way viewed as negative or critical. Nothing in this paragraph will apply to legally protected communications to government agencies or statements made in the course of sworn testimony in administrative, judicial, or arbitral proceedings.

(E)
The Participant uses or discloses proprietary or confidential information, including but not limited to trade secrets, of the Company. Nothing in this paragraph will apply to legally protected communications to government agencies or statements made in the course of sworn testimony in administrative, judicial, or arbitral proceedings.

To the extent the Participant has already received or commenced payment of such portion of his or her Executive SBP+ Company Contribution Benefit, the Committee will be entitled to pursue any and all legal and equitable relief against the Participant to enforce the forfeiture of and recover such Executive SBP+ Company Contribution Benefit. The forfeiture provisions will continue to apply unless and to the extent modified by a court of competent jurisdiction. However, if any portion of these forfeiture provisions is held by such a court to be unenforceable, these provisions shall be deemed amended to limit their scope to the broadest scope that such authority determines is enforceable, and as so amended shall continue in effect.
In addition, the Committee will, in all appropriate circumstances, require reimbursement of any Executive SBP+ Company Contribution Benefit attributable to Executive SBP+ Company Contributions made on and after January 1, 2017, which are attributable to an incentive award that the Company seeks to recover under the clawback provision of any plan providing Executive Incentive Pay.

ARTICLE V
DC SERP
Eligibility and Benefits
5.1    DC SERP Eligibility
An Employee is eligible to participate in the DC SERP for a Plan Year for so long as he or she is on the E-Series Payroll and satisfies the conditions in either (A) or (B) below:
For purposes of determining eligibility for the DC SERP, the term “hired” has the meaning assigned in the VIP for purposes of determining eligibility for Company Contributions thereunder, regardless of the date on which the Employee joins the E-Series Payroll.

(A)	Hired On or After January 1, 2009
An Employee satisfies the conditions in this subsection (A) if:

(i)	The Employee is hired on or after January 1, 2009,

(ii)	The Employee is ineligible to accrue benefits under any defined benefit plan maintained by the Company, and

(iii)	The Employee is on the E-Series Payroll with a level of E-1 through E-3.

(B)	Hired Before January 1, 2009
An Employee satisfies the conditions in this subsection (B) if the Employee was hired before January 1, 2009.
In the event that an Employee subsequently terminates employment and is “hired” on or after January 1, 2016, as defined in the VIP for purposes of determining eligibility for Company Contributions thereunder, such Participant will be reclassified as hired on or after January 1, 2009 under subsection (A) above.
5.2    DC SERP Participation
An Eligible Employee will become a Participant in the DC SERP on the date the Employee satisfies the eligibility conditions in Section 5.1.
A rehired Employee who previously participated in the Plan will become a Participant again on the date the Employee satisfies the eligibility conditions in Section 5.1 again after rehire.

5.3    DC SERP Benefits
Each Participant in the DC SERP shall be entitled to benefits under this Plan as described below.

(A)	Payroll Contributions
Contributions will be credited to the Participant’s Account on the date the Compensation and Executive Incentive Pay otherwise would be payable, or as soon thereafter as administratively feasible.

(i)	Hired On or After 2009
A Participant described in Section 5.1(A) (Hired On or After 2009) will receive a DC SERP contribution equal to a Contribution Credit times the sum of the Participant’s Compensation and Executive Incentive Pay, for each applicable pay period. The Contribution Credit for a pay period is determined by the Participant’s level as of such pay period as follows:

(a)	2%, for a Participant at level E-2 through E-3.

(b)	4%, for a Participant at level E-1.
If a Participant changes levels during a pay period, the Participant’s level as in effect on the last day of the pay period will apply. For purposes of calculating the DC SERP contribution, a Participant’s Compensation and Executive Incentive Pay will be counted solely to the extent that (i) the Participant is on the E-Series Payroll during the applicable pay period or (ii) such Executive Incentive Pay is paid after a Participant’s termination of employment from the Company but on or before such Participant receives his or her final regular paycheck.

(ii)	Hired Before 2009
A Participant described in Section 5.1(B) (Hired Before 2009) will receive a DC SERP contribution equal to a Contribution Credit times the sum of the Participant’s Compensation and Executive Incentive Pay, for each applicable pay period. For purposes of calculating the DC SERP contribution, a Participant’s Compensation and Executive Incentive Pay will be counted solely to the extent that (i) the Participant is on the E-Series Payroll during the applicable pay period or (ii) such Executive Incentive Pay is paid after a Participant’s termination of employment from the Company but on or before such Participant receives his or her final regular paycheck
The Contribution Credit will equal the sum of (a) and, if applicable, (b):

(a)	5%

(b)
For a Participant who has attained age 55 (or will attain age 55 by the end of a Plan Year), 0.5% times the Participant’s whole years of Benefit Service (as defined under the PVP and/or BSS Plan, as applicable, and determined as of January 1, 2016), subject to the limitation herein. The supplemental percentage credited under this subsection (b) will be contributed for a period not to exceed seven years. This seven-year period will commence on January 1, 2016 (or on January 1 of the year in which the Participant attains age 55, or on the date of promotion to the E-Series Payroll, whichever is latest) and will be measured in the aggregate over a Participant’s lifetime (i.e., regardless of whether the Participant has multiple periods of employment with the Company).

(iii)	Rules Applicable to Rehires
In the event that an eligible Participant described in subsection (A)(ii) (Hired Before 2009) subsequently terminates employment and is “hired” on or after January 1, 2016, as defined in the VIP for purposes of determining eligibility for Company Contributions thereunder, such Participant will become eligible thereafter for the DC SERP contribution described in subsection (A)(i), but only if the Participant otherwise satisfies the eligibility requirements for such benefit, and will no longer be eligible for the DC SERP contribution under subsection (A)(ii).

(B)	One-Time Contribution
An Employee who satisfies the requirements described in Section 5.1(A) (Hired On or After January 1, 2009), and who is first promoted to a level of E-1 through E-3 (from a position at the Company below a level of E-3) during the Plan Year, will receive a one-time additional contribution equal to the product of (i), (ii) and (iii) below.

(i)	2%

(ii)	The sum of:

(a)	the Participant’s Base Salary in effect immediately following the promotion, and

(b)	his or her Executive Incentive Pay target percentage multiplied by the Base Salary, both as in effect immediately following the promotion.

(iii)
The Participant’s whole years of Service as of the date of first promotion to a level of E-1 through E-3 (from a position at the Company below a level of E-3); provided that, for such purpose, a Participant’s years of Service will be limited to Service earned since his or her most recent hire date.

This amount will be credited to the Participant’s Account as of the date of first promotion to a level of E-1 through E-3, or as soon thereafter as administratively feasible.
A Participant who has received a one-time contribution under this Section upon promotion to a level of E-1 through E-3 will be ineligible for any further contributions under this subsection (B).
A Participant described in Section 5.1(B) (Hired Before 2009) will not be eligible to receive a one-time DC SERP contribution under this subsection (B), unless and until reclassified upon rehire as described in Section 5.1(B).
5.4    DC SERP Vesting
No DC SERP Benefit shall be payable to a Participant or Beneficiary except to the extent such Participant is vested in the DC SERP Benefit.

(A)	General DC SERP Vesting Rule for Participants Hired On or After January 1, 2009
A Participant described in Section 5.1(A) (Hired On or After January 1, 2009) will vest 100% in his or her DC SERP Benefit component(s) covered under this subsection (A) on the date the Participant satisfies the conditions in any of (i), (ii) or (iii) below.

(i)
The Participant has been on the E-Series Payroll at a level of E-1 through E-3 for a period of 36 consecutive months. (For Participants with prior periods of employment, a period of consecutive months before January 1, 2009 on the E-Series Payroll at a level of E-1 through E-3 will be counted for purposes of determining whether this 36 consecutive month requirement has been satisfied.)

(ii)	The Participant dies while an Employee.

(iii)	The Participant is laid off from a position at level E-1 through E-3 and is eligible for benefits under The Boeing Company Executive Layoff Benefits Plan.
See Section 5.4(C) below for additional vesting rules for these Participants based on age and Service.

(B)	General DC SERP Vesting Rule for Participants Hired Before January 1, 2009
A Participant described in Section 5.1(B) (Hired Before January 1, 2009) will vest 100% in his or her DC SERP Benefit component covered under this subsection (B) on the date the Participant satisfies the conditions in any of (i), (ii) or (iii) below.

(i)
The Participant has been on the E-Series Payroll for a period of 36 consecutive months. For a Participant on the E-Series Payroll as of January 1, 2016, a period of consecutive months before January 1, 2016 on the E-Series Payroll will be counted for purposes of determining whether this 36 consecutive month requirement has been satisfied.

(ii)	The Participant is fully vested under the PVP and/or BSS Plan, as applicable, and dies while an Employee before his or her DC SERP Benefit commences under this Plan.

(iii)	The Participant is laid off from an E-Series position and is eligible for benefits under The Boeing Company Executive Layoff Benefits Plan.

(C)	Special Vesting Rules for Participants Hired On or After January 1, 2009 with 55/10 or 62/1
Special vesting rules apply for a Participant described in Section 5.1(A) (Hired On or After 2009) who has attained either (i) or (ii) while employed by the Company.

(i)	Age 55 with 10 years of Service, or

(ii)	Age 62 with one year of Service.
This Participant will be 100% vested in the portion of his or her DC SERP Benefit described in Section 5.3(A) (Payroll Contributions) after he or she has been on the E-Series Payroll for a period of 36 consecutive months.
This Participant will vest ratably in the portion of his or her DC SERP Benefit described in Section 5.3(B) (One-Time Contribution), if any, at the rate of 1/36 for each consecutive month that the Participant is on the E-Series Payroll at a level of E-1 through E-3, starting with the date on which the Participant was first promoted to the E-Series Payroll at a level of E-1 through E-3. This pro rata vesting rule is not intended to preclude the acceleration of vesting under subsections (A)(ii) (death) or (iii) (layoff) above, if applicable.

(D)	Authorized Period of Absence
For purposes of this Section, an Authorized Period of Absence from the E-Series Payroll will count as a period on the E-Series Payroll, and an Authorized Period of Absence from a position at level E-1 through E-3 will count as a period at these levels.
If an Employee ceases to be at the applicable level for any reason other than an Authorized Period of Absence, and the Employee later returns to a position at the applicable level, these non-consecutive periods of service will not be aggregated for purposes of determining whether the 36-consecutive month requirement has been met.

(E)	Transfers to and from ULA and USA
For purposes of computing vesting for a Participant who transfers employment directly from the Company to ULA or USA, uninterrupted service at ULA or USA as an executive in a position at a comparable level will be credited toward the 36 consecutive months requirements described herein, provided that the Participant transfers directly from the E-Series Payroll (or a position at level E-1 through E-3 if applicable) at the Company to comparable executive status at ULA or USA, as applicable. ULA and USA service will not be credited toward vesting under this Plan for any period following the Participant’s removal from this executive status. For purposes of computing vesting for a participant who transfers employment directly from ULA or USA to the Company, uninterrupted service at ULA or USA as an executive at a position comparable to the E-Series Payroll (or a position at level E-1 through E-3, if applicable) will be credited toward the 36 consecutive months requirements described herein, provided that the Participant transfers directly from this executive status at ULA or USA to a position at a comparable level at the Company. ULA and USA service will not be credited toward vesting under this Plan for any period prior to the Participant’s attainment of this executive status at ULA or USA, as applicable.

(F)	Impact of Separation from Service/Transfer

(i)
Payroll Contributions. If a Participant Separates from Service (other than due to an Authorized Period of Absence) or transfers off of the E-Series Payroll (or a position at level E-1 through E-3, if applicable) before becoming 100% vested in the payroll contribution portion of his or her DC SERP Benefit described in Section 5.3(A)(i) and/or (A)(ii), as applicable, the Participant will forfeit all rights to the nonvested portion of his or her DC SERP Benefit attributable to the period prior to his or her Separation from Service or transfer. To the extent any benefit under this Plan becomes vested during an Authorized Period of Absence that continues after a deemed Separation from Service, it will remain subject to the payment timing rules under Section 6.1.

(ii)
One-Time Contributions. If a Participant stops accruing service toward satisfaction of applicable vesting requirements (such as due to a Separation from Service) after becoming partially vested in the one-time contribution portion of the DC SERP Benefit, under subsection (C) above, and the Participant subsequently resumes accruing service toward satisfaction of applicable vesting requirements, the DC SERP Benefit accrued after such resumption will not be vested until the Participant satisfies the requirements of subsection (A) or (C) above following such resumption.

(iii)
Multiple DC SERP Benefits. Separate vesting requirements apply to each component of a Participant’s DC SERP Benefit described in Sections 5.3(A)(i), (A)(ii), and (B). This means that a Participant who has accrued more than one DC SERP Benefit component (such as, due to a Separation from Service and subsequent rehire) must satisfy the vesting requirements applicable to each such component. If a Participant Separates from Service after becoming 100% vested in a particular DC SERP Benefit component, the Participant will be fully vested in any additional accruals under the same DC SERP Benefit component following rehire or return (even if the Participant fails to be at the applicable pay level for 36 consecutive months following rehire or return). The Participant will not, however, be fully vested in any amounts accrued under a different DC SERP Benefit component described in Sections 5.3(A)(i), (A)(ii), and (B), unless and until the corresponding applicable vesting requirements under this Section 5.4 otherwise have been satisfied.

See Section 7.4 regarding missing participants and improper credits, Section 10.2 regarding anti-assignment, and Section 10.3 regarding the unfunded nature of this Plan.
5.5    DC SERP Forfeiture Rules
The Committee may determine, in its sole discretion, that a Participant will forfeit any part or all of his or her DC SERP Benefit (whether or not vested) if any of the following circumstances occur while employed by the Company or within five (5) years after termination of such employment:

(A)
The Participant is convicted of a felony involving theft, fraud, embezzlement, or other similar unlawful acts against the Company or against the Company’s interests. For purposes of this Plan, “other similar unlawful acts against the Company or against the Company’s interests” shall include any other unlawful act (i) committed against the Company, or the interests of the Company, including, but not limited to, a governmental agency or instrumentality which conducts business with the Company, or a customer of the Company, or (ii) affecting the Company or the interests of the Company, in such a manner that is determined to be detrimental to, prejudicial to or in conflict with the Company or the interests of the Company, as determined by the Committee in its sole discretion.

(B)	The Participant, directly or indirectly, engages in any activity, whether individually or as an employee, consultant or otherwise, which the Committee determines, in its sole discretion, to be an activity in which the Participant is “engaging in competition” with any significant aspect of Company business. For purposes of this Plan, “engaging in competition” shall include but is not limited to representing, providing services to, or being an employee of or associated in a business capacity with, any person or entity that is engaged, directly or indirectly, in competition with any Company business or that takes a position adverse to any Company business, regardless of the position or duties the Participant takes, in such a manner that is determined to be detrimental to, prejudicial to or in conflict with the interests of the Company, all as determined by the Committee in its sole discretion.

(C)
The Participant, without the advance approval of The Boeing Company’s Senior Vice President of Human Resources (or equivalent but for title), induces or attempts to induce, directly or indirectly, any of the Company’s employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or to breach any contract with the Company, in order to work with or for, or enter into a contract with, the Participant or any third party.

(D)
The Participant disparages or otherwise makes any statements about the Company, its products, or its employees that could be in any way viewed as negative or critical. Nothing in this paragraph will apply to legally protected communications to government agencies or statements made in the course of sworn testimony in administrative, judicial, or arbitral proceedings.

(E)
With respect to contributions made to the Plan on and after January 1, 2017, the Participant uses or discloses proprietary or confidential information, including but not limited to trade secrets, of the Company. Nothing in this paragraph will apply to legally protected communications to government agencies or statements made in the course of sworn testimony in administrative, judicial, or arbitral proceedings.

To the extent the Participant has already received or commenced payment of his or her DC SERP Benefit, the Committee will be entitled to pursue any and all legal and equitable relief against the Participant to enforce the forfeiture of and recover such DC SERP Benefit. The forfeiture provisions will continue to apply unless and to the extent modified by a court of competent jurisdiction. However, if any portion of these forfeiture provisions is held by such a court to be unenforceable, these provisions shall be deemed amended to limit their scope to the broadest scope that such authority determines is enforceable, and as so amended shall continue in effect.
In addition, the Committee will, in all appropriate circumstances, require reimbursement of any DC SERP Benefit attributable to an incentive award that the Company seeks to recover under the clawback provision of any plan providing Executive Incentive Pay.

ARTICLE VI
Distributions
6.1    Form and Timing of Distribution

(A)	Restoration Benefit
A Participant may elect the form and timing of distribution with regard to his or her Restoration Benefit (including future Deferral Contributions, Company Matching Contributions, SBP+ Company Contributions, and Earnings Credits thereon) as described below, subject to the cashout rule in subsection (D) below. This distribution election must be made at the same time the Participant makes his or her first Deferral Election (or first SBP+ Company Contribution Election, if earlier). Any election made as to the form and timing of distribution will apply to the Participant’s entire Restoration Benefit (including Deferral Contributions, Company Matching Contributions, any SBP+ Company Contributions, and Earnings Credits thereon). If a Participant fails to make an election with regard to the timing of payment of the Restoration Benefit, then the Participant will be deemed to have elected to receive payment in January of the first Plan Year following the Participant’s Separation from Service. If a Participant fails to make an election with regard to the form of payment of the Restoration Benefit, then the Participant will be deemed to have elected to receive payment in a lump sum.
A Participant may change a distribution election (or deemed election) with respect to his or her entire Restoration Benefit after the initial distribution election is made (or deemed made), to the extent permitted and in accordance with the conditions stated under subsection (E) below.

(B)	Executive SBP+ Company Contribution Benefit and DC SERP Benefit
No initial distribution elections are permitted or required with regard to a Participant’s Executive SBP+ Company Contribution or DC SERP Benefit. Rather, a Participant will be deemed to have elected to receive his or her Executive SBP+ Company Contribution and DC SERP Benefit in a lump sum, payable in January of the first Plan Year following Separation from Service.
A Participant may change his or her deemed distribution election with respect to his or her combined DC SERP Benefit and Executive SBP+ Company Contributions (if any), to the extent permitted and in accordance with the conditions stated under subsection (E) below.

(C)	Timing and Form of Distribution

(i)	Lump Sum Distribution

The lump sum distribution option is a single lump sum payment that will be made in the later of: (i) January of the first Plan Year following Separation from Service, or (ii) January of the first Plan Year following the Participant’s attainment of a specified age (subject to (F) below), as elected by the Participant under this Section 6.1. The amount of such distribution will be based on the value of the Participant’s Account determined as of the date of payment.

(ii)	Installment Payment
The installment payment option is a series of annual installment payments for a period between 2 and 15 years, as elected by the Participant under this Section 6.1. The amount payable to the Participant each year generally shall be computed by multiplying the balance in the Account (or the applicable portion of the Account) as of the date payment is made by a fraction, the numerator of which is one and the denominator of which is the number of years remaining in the distribution period on the first day of January of such year. See Section 6.1(D) below for application of the cashout rule to installment payments.
Annual installment payments, if elected, will begin in the later of: (i) January of the first Plan Year following Separation from Service, or (ii) January of the first Plan Year following the Participant’s attainment of a specified age (subject to (F) below), as elected by the Participant under this Section 6.1. Payments will continue to be made each January thereafter until the full amount of the benefit has been paid.
The Plan will respect previous distribution elections made by certain Participants who are former participants in the Excess Benefit Plan for the BSS Retirement Plan, as amended (“BSS Excess Plan”). For these Participants, any distribution election made prior to April 4, 2003 under section 3(b)(5) of the BSS Excess Plan will apply, unless the Participant elects otherwise under this Article VI.

(D)	Cashouts
Notwithstanding the foregoing, the following rules shall apply, subject to the six-month delay in payment for Specified Employees under subsection (G):

(i)
If the balance in the Participant’s Account is $10,000 or less in January of the first Plan Year following Separation from Service, the entire balance will be paid in the form of a single lump sum at that time.

(ii)
If a Participant has elected to receive installments and his or her remaining Account balance is $10,000 or less upon any scheduled payment date, the entire remaining balance will be paid in the form of a single lump sum at that time. This paragraph (ii) will not apply to any Participant whose installment payments commenced prior to January 1, 2008.

(E)	Changes to Distribution Election or Deemed Election
A Participant may change a distribution election (or deemed election) with regard to his or her entire Restoration Benefit only once after the initial distribution election is made (or deemed made). A Participant also may change his or her deemed distribution election once with regard to his or her combined DC SERP Benefit and Executive SBP+ Company Contributions (if any).
Such election must change the time of payment (consistent with the requirement of clause (iii) below) and may change the form of payment (from lump sum to installments, or vice versa).
To the extent any such changes would defer commencement of any portion of the Participant’s Account beyond both age 70½ and Separation from Service, the changes will not be effective with respect to such portion.

(i)	A new distribution election must be submitted to the Committee at least 12 months before the existing scheduled distribution date, and during the annual election period established by the Committee.

(ii)	The revised distribution election must not take effect for at least 12 months after it is made.

(iii)	The new distribution election must provide for an additional deferral period of at least 5 years beyond the original distribution date.
In no event can installment payments be revoked once they have begun. In all cases, payments will be made in January.

(F)	Distributions At Age 70½
Payment of benefits under this Plan will begin no later than the first January following the calendar year in which the Participant both attains (or would have attained) age 70½ and is Separated from Service. Payment of benefits for Participants actively employed beyond age 70½ will begin no later than the first January following the calendar year in which the Participant Separates from Service. Subject to subsection (E), any election made by a Participant to the contrary will be deemed to be automatically revised to elect the distribution date described herein.

(G)	Specified Employees
Notwithstanding anything to the contrary under this Article VI, a Specified Employee will not receive any distribution under this Plan during the six-month period immediately following his or her Separation from Service.
Subject to subsection (E) above, the Account of a Specified Employee will be distributed in the form elected (or deemed elected) under subsection (A) or (B) above, as applicable. This distribution will commence as of the later of:

(i)	the time elected (or deemed elected) under subsection (A) or (B), as applicable,

(ii)	the first day of the month following completion of the six-month waiting period (for Specified Employees who Separate from Service between July 1 and December 31), and

(iii)	January of the first Plan Year following Separation from Service (for Specified Employees who Separate from Service between January 1 and June 30).
If a Participant has elected installments, subsequent installment payments will be made in January of each successive year until the Account is exhausted.
In the event of a Specified Employee’s death during the six-month waiting period, the waiting period will cease to apply. The Specified Employee’s benefits will be distributed in accordance with Section 6.2 (Death Benefits) below.

(H)	Distribution Due to Unforeseeable Emergency
A Participant or Beneficiary may elect to receive a distribution of all or a portion of his or her Restoration Benefit and his or her Executive SBP+ Company Contribution benefit immediately, regardless of whether benefit payments have commenced, to the extent that the Participant or Beneficiary incurs an Unforeseeable Emergency. A Participant or Beneficiary may not receive a distribution of his or her DC SERP Benefit solely in the event of an Unforeseeable Emergency, even if fully vested.
The amount of the distribution will be limited to the amount reasonably necessary to satisfy the emergency need, including any taxes or penalties reasonably anticipated to result from the distribution, as determined by the Committee.
6.2    Death Benefits
If a Participant dies before his or her entire Restoration Benefit has been distributed, the remaining Restoration Benefit will be distributed to his or her Beneficiary in accordance with the Participant’s election as to form and timing filed with the Committee with regard to the Restoration Benefit. Distributions to the Beneficiary will be made at the same time and in the same form as the payment that otherwise would have been made to the Participant. To the extent no distribution election has been filed with regard to the Restoration Benefit, the remaining Restoration Benefit will be paid to the Beneficiary in a single sum in January of the calendar year following the Participant’s death.
If a Participant dies before his or her entire Executive SBP+ Company Contribution benefit and his or her entire DC SERP Benefit have been distributed, the remaining benefits will be paid to his or her Beneficiary in accordance with any change to the form and timing of payment elected by the Participant under Section 6.1(E) with regard to the Executive SBP+ Company Contribution and the DC SERP Benefit. If no change has been elected, the remaining benefits will be distributed to the Participant’s Beneficiary in a single sum in January of the calendar year following the Participant’s death.
If a Beneficiary dies after the Participant, but before receiving the payment of all amounts due hereunder, then the unpaid amounts will be paid to the individual(s) designated (in accordance with the rules established by the Committee) by the Beneficiary as his or her beneficiary(ies), or if no such designation has been made (or if such individual(s) do(es) not survive to receive payment), then such unpaid amounts will be paid to the Beneficiary’s estate, in a single lump sum, as soon as practicable after the Beneficiary’s death.
6.3    Rehires and Authorized Periods of Absence/Reduced Level of Services
This Section 6.3 addresses the form and timing of payment for a Participant who is rehired by the Company following a Separation from Service, or who remains employed after a Separation from Service has occurred (for example, due to an extended Authorized Period of Absence or due to reduced level of services).
In the event that a Participant forfeits a nonvested DC SERP Benefit upon a Separation from Service, this benefit will not be restored upon rehire. This rule applies regardless of whether the Participant satisfies the vesting criteria under Section 5.4 following rehire.

(A)	After Commencing Benefits
This subsection (A) applies to a Participant who has received or begun receiving benefits under the Plan because he or she has experienced a Separation from Service and has attained the specified age (if applicable).

(i)
Rehires. Installment payments that commenced prior to the Participant’s rehire with respect to Deferral Contributions made and contributions received before the Participant’s Separation from Service (“Old Benefits”) will not be suspended by reason of the Participant’s rehire. These Old Benefits will continue to be paid until exhausted, without regard to the period of rehire.

Deferral Contributions made and contributions received attributable to periods after the date of rehire (“New Benefits”) will remain subject to the Participant’s earlier distribution election or deemed election as to the timing and form of payment under Section 6.1(C) (subject to the change rules in Section 6.1(E)), without regard to any Separation from Service that occurred prior to rehire. As a result, New Benefits (to the extent vested) will be distributed in January following the Participant’s Separation from Service after rehire, in the form selected under the original distribution election or deemed election. This is because the Participant already has attained the specified age under Section 6.1(C) but has not yet experienced a Separation from Service attributable to the New Benefits.

(ii)
Authorized Period of Absence/Reduced Level of Services. To the extent a Participant made additional Deferral Contributions or received additional contributions while on an Authorized Period of Absence or during a period of a reduced level of services that constituted a Separation from Service under Code section 409A, such Deferral Contributions made and contributions received (to the extent vested) will be distributed in January of the first Plan Year following the year in which they are made, in accordance with the Participant’s earlier distribution election or deemed election. This is because the Participant has already satisfied the conditions for payment under Section 6.1(C); namely, he or she has attained the specified age and has experienced a Separation from Service attributable to such Deferral Contributions made and contributions received.

The same rule will apply where the portion of a Participant’s DC SERP Benefit attributable to one-time contributions vests ratably during an Authorized Period of Absence, under Sections 5.4(C) and (D). Such newly vested benefits will be distributed in January of the first Plan Year following the year in which they vest, in accordance with the Participant’s earlier distribution election or deemed election.

(B)	Before Commencing Benefits
This subsection (B) applies to a Participant who has not begun receiving benefits under the Plan.

(i)
Rehires. The rehired Participant’s Old Benefits, to the extent vested, will be distributed in accordance with the Participant’s earlier distribution election or deemed election as to the timing and form of payment under Section 6.1(C) (subject to the change rules in Section 6.1(E)). This means that, for example, if the Participant’s original distribution election selected benefits in the form of a lump sum (or installments) payable in January following attainment of a specified age under Section 6.1(C), then the

Participant’s Old Benefits, to the extent vested, will be payable as a lump sum (or installments, if so elected) in January following the year in which he or she attains the specified age, even if the Participant has not had a subsequent Separation from Service after rehire. This result will not change in the event that the Participant attains the specified age after the initial Separation from Service, but is rehired before benefits actually begin.
The Participant’s New Benefits will remain subject to the Participant’s earlier distribution election or deemed election as to the timing and form of payment under Section 6.1(C) (subject to the change rules in Section 6.1(E)), without regard to any Separation from Service that occurred prior to rehire, as described in Section 6.3(A) above. As a result, New Benefits (to the extent vested) will be distributed either (i) in January following the Participant’s Separation from Service after rehire, or (ii) in January following both the Participant’s Separation from Service after rehire and after attainment of the specified age, in accordance with the original distribution election or deemed election. This is because the Participant has not yet experienced a Separation from Service attributable to the New Benefits.

(ii)
Authorized Period of Absence/Reduced Level of Services. Any Deferral Contributions made or contributions received during an Authorized Period of Absence or a period of a reduced level of services (to the extent vested), and any DC SERP one-time contributions that vest during such period, will be distributed in accordance with the Participant’s earlier distribution election or deemed election as to the timing and form of payment under Section 6.1(C) (subject to the change rules in Section 6.1(E)). This means that, for example, if the Participant’s original distribution election selected benefits in the form of a lump sum (or installments) payable in January following attainment of a specified age under Section 6.1(C), then any Deferral Contributions made and contributions received during an Authorized Period of Absence or a period of a reduced level of services (to the extent vested), and any DC SERP one-time contributions vested during such period, will be payable as a lump sum (or installments, if so elected) in January following the year in which he or she attains the specified age. This result will not change in the event that the Participant attains the specified age while on an Authorized Period of Absence or during a period of a reduced level of services, but resumes (or increases his or her level of) services before benefits actually begin.

ARTICLE VII
Accounts
7.1    Participant Accounts
The Committee will establish and maintain an Account for each Participant, for each period of employment. Solely for this purpose, a period of employment will be treated as commencing upon a Participant’s eligibility for the Plan (following hire or rehire as applicable) and ending with his or her Separation from Service.
Each Account will be credited with Deferral Contributions, Company Matching Contributions, SBP+ Company Contributions, Executive SBP+ Company Contributions, and DC SERP Benefits, as applicable for the relevant period of employment, as well as Earnings Credits described in Section 7.2 below. Each Account will be reduced as payments are made.
For Heritage BSS Participants, the Accounts shall also include any account as of April 3, 2003 under the BSS Excess Plan, as adjusted after April 3, 2003 for earnings, losses and expenses. As of April 4, 2003, all accounts of Heritage BSS Participants under the BSS Excess Plan were transferred to this Plan. For purposes of this Section, “Heritage BSS Participant” means any Participant in this Plan having a prior benefit under the BSS Excess Plan based on his or her participation in the BSS Voluntary Savings Plan.
7.2    Earnings Credits
A Participant’s Account(s) will be credited, at the Participant’s election, with earnings under one or more of the following, as the Participant elects and subject to any rules or limitations as may be imposed by the Committee: (i) the Interest Fund method, (ii) the Boeing Stock Fund method, or (iii) the Other Investment Funds method, each as described below. In the absence of an election the Interest Fund method will be used. A Participant may elect a different earnings method as to each Account.

(A)	Interest Fund Method
Under this method, a Participant’s Interest Fund method sub-account shall be adjusted daily in accordance with changes in the unit value of the sub-account to reflect interest, based on the Participant’s sub-account balance.
Interest will be calculated for each Plan Year as the mean between the high and low (during the first eleven months of the preceding Plan Year) of yields on AA-rated industrial bonds as reported by Moody’s Investors Service, Inc., rounded to the nearest ¼th of one percent. The Company will notify Participants annually of the established interest rate.

(B)	Boeing Stock Fund Method
Under this method, a Participant’s Boeing Stock Fund sub-account shall be credited with the number of shares of the Company’s common stock that could be purchased with the amount credited to such sub-account, based on the Fair Market Value of the Company’s common stock on the day the sub-account is so credited (or on the next business day on which the New York Stock Exchange (the “Exchange”) is open, if the Exchange is closed on the day the sub-account is credited) excluding commissions, taxes, and other charges. Such number shall be recorded as stock units in the Participant’s sub-account, for bookkeeping purposes only. For purposes of the Plan, “Fair Market Value” means the mean of the high and low per share trading prices for the common stock of the Company as reported for the “New York Stock Exchange - Composite Transactions” for a single trading day. The number of stock units in a sub-account shall be appropriately adjusted to reflect stock splits, stock dividends, and other like adjustments in the Company’s common stock.
Each Participant’s Boeing Stock Fund sub-account periodically shall be credited with the number of shares of the Company’s common stock that could be purchased, as set forth in the preceding paragraph, with an amount equal to the cash dividends that would be payable on the number of shares of the Company’s common stock that equals the number of stock units in a Participant’s sub-account. The Company will notify Participants annually of the number of stock units, and the dividend equivalents, credited to their sub-account.

(C)	Other Investment Funds Method
Under this method, a Participant may choose to diversify his or her Other Investment Funds sub-account by electing that it be credited (or charged) with the expenses, income, gains and losses on investment funds similar to those offered under the VIP (excluding the Boeing Stock Fund and Stable Value Fund offered thereunder) as designated by the Committee from time to time, pursuant to an election by the Participant to have the Participant’s sub-account credited as though the Participant had elected to invest in such funds in such increments as the Participant will direct in accordance with rules established by the Committee or its delegates; provided that the Committee may disregard such elections in its discretion.
7.3    Investment Election Changes and Restrictions
A Participant may change how future additions to his or her Accounts are deemed invested anytime during the Plan Year. The Participant may also transfer any portion of his or her sub-accounts from one fund method to another on a daily basis, provided that a Participant may not transfer funds from one method (or investment fund under such method) to another and back on the same day.

In addition, transfers cannot be made into the Boeing Stock Fund method for 30 calendar days after transferring funds out of the Boeing Stock Fund method. This restriction applies regardless of the number of units or the dollar value of the transfer. However, the Participant may continue to direct future additions into the Boeing Stock Fund method and make transfers out of this fund method at any time, subject to insider trading rules.
7.4    Missing Participants and Improper Credits
A Participant’s Account may be forfeited or reduced upon the occurrence of one of the following events, even if 100% vested:

(A)	The Committee is unable to locate a Participant or Beneficiary to distribute amounts from his or her Account (a “missing participant”).

(B)	The Committee recaptures amounts improperly credited to a Participant’s Account.
See also Section 10.2 regarding anti-assignment and Section 10.3 regarding the unfunded nature of this Plan.

ARTICLE VIII
Administration
8.1    Plan Administration
The Plan shall be administered by the Committee. The Committee shall make such rules, interpretations, determinations of fact and computations as it may deem appropriate. Any decision of the Committee with respect to the Plan, including (without limitation) any determination of eligibility to participate in the Plan and any calculation of Plan benefits, shall be conclusive and binding on all persons. The Committee shall submit to the Compensation Committee of the Board of Directors periodic reports covering the operation of the Plan.
8.2    Claims Procedure
The procedures for making claims for benefits under the Plan and for having the denial of a benefits claim reviewed shall be the same as those procedures set forth in the VIP.
See Section 10.8 regarding limitations on subsequent legal action.

ARTICLE IX
Amendment and Termination
The Board of Directors shall have the authority to amend or terminate the Plan at any time. The Board of Directors may delegate its authority to amend the Plan at any time, in its sole discretion. In the event of Plan amendment or termination, a Participant’s benefits under the Plan shall not be less than the Plan benefits to which the Participant would be entitled if the Participant had terminated employment immediately prior to such amendment or termination of the Plan.
In general, upon the termination of the Plan with respect to any Participant, the affected Participants will not be entitled to receive a distribution until the time specified in Article VI. Notwithstanding the foregoing, The Boeing Company may, in its discretion, terminate the entire Plan and pay each Participant a single lump-sum distribution of his or her entire accrued benefit to the extent permitted under conditions set forth in Code section 409A and any IRS or Treasury guidance thereunder.

ARTICLE X
Miscellaneous
10.1    No Employment Rights
Nothing in the Plan shall be deemed to give any person any right to remain in the employ of the Company or affect any right of the Company to terminate a person’s employment with or without cause.
10.2    Anti-Assignment
No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, execution, attachment, garnishment, or any other legal process. Any attempt to take such action shall be void and shall authorize the Committee, in its sole and absolute discretion, to forfeit all further right and interest in any benefit under this Plan. In addition, a Participant’s Account may be reduced by the amount of any tax obligation paid by the Company on behalf of a Participant, Beneficiary or any other person, if such individual fails to reimburse the Company for such obligation.
10.3    Unfunded Status of Plan
No funds shall be segregated or earmarked for any current or former Participant, Beneficiary or other person under the Plan. However, the Company may establish one or more trusts to assist in meeting its obligations under the Plan, the assets of which shall be subject to the claims of the Company’s general creditors. No current or former Participant, Beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in any account, fund, grantor trust, or any asset that may be acquired by the Company in respect of its obligations under the Plan (other than as a general creditor of the Company with an unsecured claim against its general assets).
10.4    Delays in Payment
Payment of benefits under this Plan may be delayed to the extent permitted by Code section 409A, as determined by the Committee.
10.5    Involuntary Inclusion in Income
If a determination is made that the Account of any Participant (or his or her Beneficiary) is subject to current income taxation under Code section 409A, then the taxable portion of such Account will be immediately distributed to the Participant (or his or her Beneficiary), notwithstanding the general timing rules described in Article V above.

10.6    Compliance with Code Section 409A
It is intended that amounts deferred under this Plan will not be taxable under section 409A of the Code with respect to any individual. All provisions of this Plan shall be construed in a manner consistent with this intent.
10.7    Construction
The validity of the Plan or any of its provisions will be determined under and will be construed according to federal law and, to the extent permissible, according to the internal laws of the state of Illinois. If any provision of the Plan is held illegal or invalid for any reason, such determination will not affect the remaining provisions of the Plan and the Plan will be construed and enforced as if said illegal or invalid provision had never been included.
10.8    Legal Action
No legal action may be brought in court on a claim for benefits under the Plan after 180 days following the decision on appeal (or 180 days following the expiration of the time to make an appeal if no appeal is made).

10.9	Tax Withholding
The Company has the right to deduct any federal, state, local or foreign taxes that are required to be withheld from any payments made hereunder. In addition, if prior to the date of payment of any amount hereunder, the Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2), where applicable, becomes due, then the Company shall have the right to deduct such tax from any other payments made to the Participant by the Company or direct that the Participant’s Account be reduced by the amount needed to pay the Participant’s portion of such tax, plus an amount equal to the withholding taxes due under federal, state or local law resulting from the payment of such FICA tax, and an additional amount to pay the additional income tax at source on wages attributable to the pyramiding of the Code Section 3401 wages and taxes, but no greater than the aggregate of the FICA tax amount and the income tax withholding related to such FICA tax amount.

APPENDIX A
Plan Provisions Prior To January 1, 1999

A1.1	Eligibility and Benefits for FSP Participants
Prior to January 1, 1999, salaried employees who were not represented by a collective bargaining agent were eligible to participate in the FSP. Accordingly, participants in the FSP were eligible to participate in this Plan prior to that date, to the extent that their FSP benefits were limited by Code sections 415 and 401(a)(17).
The benefits under this Plan with respect to a particular year were the additional benefits that would have been payable under the FSP if the reduction on contributions and other additions had not been made. All amounts deferred under this Plan were credited to the Accounts of Participants at the time such amounts would otherwise have been credited to their accounts under the FSP.
A Participant’s Account is credited with earnings in accordance with the method elected by the Participant under Section 7.2 (Earnings Credits).
The benefits payable under this Plan with respect to the FSP will be payable to the Participant in accordance with the distribution rules under Article VI.

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APPENDIX B
List of Excluded Entities
As of January 1, 2017, Employees of the following entities are not eligible to participate in the Supplemental Benefit Plan for Employees of The Boeing Company:

Aviall, Inc.
Inventory Locator Service, LLC

This Appendix B may be updated by the Committee from time to time without the need for a formal amendment to the Plan.

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